CERTIFICATE OF FORMATION

                                       OF

                     EVERGREEN MANAGED STRATEGIES FUND, LLC


     This Certificate of Formation of Evergreen Managed Strategies Fund, LLC (the "Company"), dated as of -------- August 6, 2002, is being duly executed and filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Sec. 18-101, et seq.). ---- -- -- ---

     FIRST. The name of the limited liability company formed hereby is Evergreen Managed Strategies Fund, ----- LLC.

     SECOND. The address of the registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

     THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                                    /s/ Julianne M. Ells
                                                    Julianne M. Ells
                                                    Authorized Person